Exhibit 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ball Corporation of our report dated January 21, 1997, which appears on page 24 of the Ball Corporation Annual Report, which is incorporated by reference in Ball Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in the Annual Report on Form 10-K.




/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
INDIANAPOLIS, INDIANA
JULY 29, 1997


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